                                                                      Exhibit 21

                               ELECSYS CORPORATION
                           SUBSIDIARIES OF THE COMPANY

Subsidiary                                              Jurisdiction

DCI, Inc.                                               U.S.A.

Airport Systems International, Inc.                     U.S.A.

ASII International, Inc.                                Barbados, W.I.